Exhibit 1
JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the shares of Common Stock, par value $0.001 per share, of Monogram Technologies Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Dated: July 18, 2025

ICAHN SCHOOL OF MEDICINE AT MOUNT SINAI

By: /s/ Vincent Tammaro
Name:	Vincent Tammaro
Title:	Chief Financial Officer

MOUNT SINAI HEALTH SYSTEM, INC.

By: /s/ Vincent Tammaro
Name:	Vincent Tammaro
Title:	Chief Financial Officer